UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

DIGITAL ANGEL CORPORATION
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws .

On October 18, 2013, Digital Angel Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware effecting a one-for-thirty reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and a name change of the Company to VeriTeQ Corporation (the “Name Change”). The reverse stock split became effective in the marketplace on October 22, 2013, at which time every thirty (30) shares of the Company's issued and outstanding common stock were automatically converted into one (1) issued and outstanding share of the Company's common stock, without any change in the par value per share. The Certificate of Amendment provides that no fractional shares will be issued. Stockholders of record who otherwise would be entitled to receive fractional shares will receive, in lieu thereof, a cash payment based on the volume weighted average price of the Company's common stock as reported on October 21, 2013 on the OTC Markets. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Company's common stock will continue on the OTC Markets on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company's common stock following the Reverse Stock Split is 923449 102.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	3.1	Amended and Restated Certificate of Incorporation of Digital Angel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: October 24, 2013	/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Digital Angel Corporation